UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015
United Fire Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 399-5700

______________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 6, 2015, the Company announced the appointment of Dawn M. Jaffray, age 48, as Chief Financial Officer, effective April 27, 2015. Ms. Jaffray will report directly to Randy A. Ramlo, President and Chief Executive Officer. Ms. Jaffray is a graduate of the University of Windsor School of Business (Finance/Accounting 1988) and is a CPA,CGA (chartered professional accountant, certified general accountant). Additionally, she is a certified investor relations officer (University of California - Irvine). Ms. Jaffray was most recently chief financial officer of Soleil Advisory Group, specializing in operational consulting, merger and acquisition, investments and strategy (2009-2015). Prior to her service with Soleil Advisory Group, Ms. Jaffray held numerous positions in insurance operations and mergers / acquisition activities, primarily in the role of principal financial officer. Ms. Jaffray's business experience has been focused in particular on insurance, finance and capital management.
Ms. Jaffray will receive an initial base salary of $365,000 per year and will be eligible to receive an annual cash bonus of up to 30 percent of her base salary to be determined pursuant to the Company's annual incentive plan. She will also be eligible to participate in the Company's compensation and benefit plans to the same extent as provided to the Company's other senior executive officers.
Ms. Jaffray will also be expected to enter into the Company's standard form of Change in Control Severance Agreement for its named executive officers. The agreement, among other things, provides for: 1) an 18-month non-competition agreement and 2) in the event of both a change in control and termination of employment by the Company without cause: a) a severance benefit payable to the named executive officer in an amount equal to 1.5 times her highest annual base salary plus target annual incentive compensation, b) the continuation of certain insurance benefits for a period of 18 months, c) the full vesting of each long-term incentive award held by the named executive officer, with any performance measures deemed satisfied at the target level, and d) certain outplacement benefits.
The Company's press release dated April 6, 2015 announcing the appointment is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(a) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description
99.1	Press release of United Fire Group, Inc. dated April 6, 2015.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FIRE GROUP, INC.

Date: April 6, 2015	By:	/s/ Randy A. Ramlo
Name: Randy A. Ramlo
Title: President and CEO

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release of United Fire Group, Inc. dated April 6, 2015.